EXHIBIT 99.15
-------------

AT THE TRUST          AT THE FINANCIAL RELATIONS BOARD:
Karen Dickelman       Tony Ebersole    Laura Kuhlmann   Susan Steidle
Director/Investor     General Info.    Media Inquiries  Analyst
Relations                                               Inquiries
312 683-3671          312 640-6728     312 640-6727     312 640-6774

www.banyanreit.com
------------------



FOR IMMEDIATE RELEASE
WEDNESDAY, AUGUST 5, 1998

     BANYAN STRATEGIC REALTY TRUST REPORTS $0.195 FFO PER SHARE ON
           REVENUES OF $9.7 MILLION FOR SECOND QUARTER 1998

        Year-to-Date Acquisitions Increase Portfolio by 19% -
               Again Revises FFO Targets Upward for 1998
        -------------------------------------------------------

BANYAN STRATEGIC REALTY TRUST HIGHLIGHTS

 .    Second Quarter Funds From Operations (FFO) of $2.6 million, or $0.195 per share, more than double same period last year

 .    Revenues of 9.7 million, up 44 percent from year earlier period

 .    Average occupancy of portfolio 93 percent at June 30, 1998

 .    Quarterly cash distribution of $0.12 per share declared

 .    One office and five flex/industrial properties acquired in quarter, comprising 444,000 square feet, for total consideration of $32 million

 .    Shareholders approve changes in the Trust's governing document providing greater opportunity for future portfolio growth

 .    Revises 1998 FFO targets upward to $0.75 to $0.76 per share range


CHICAGO, AUGUST 5 -- BANYAN STRATEGIC REALTY TRUST (Nasdaq: BSRTS) real estate investment trust, today announced second quarter 1998 funds from operations (FFO) of $2.6 million, or $0.195 per share, nearly double total FFO per share in the previous year's second quarter. The improved FFO and other operating results for both the second quarter and first six months reflect the improving performance of the Trust's portfolio, which increased the amount of square footage under management by 35 percent from the previous year's second quarter, as well as the continued strong office and flex/industrial markets the Trust serves in the mid-west and southeastern areas of the U.S. Occupancy rates at the Trust's 30 properties as of June 30, 1998 averaged 93 percent.

Since the beginning of 1998, the Trust has announced a total of $41.6 million in completed acquisitions, totaling 569,000 net rentable square feet, for 19 percent increase in square footage from year-end 1997.

CONSOLIDATED FINANCIAL RESULTS
------------------------------

Banyan reported significantly higher second quarter and first six months 1998 results compared to the comparable periods a year ago.

For the second quarter, net income nearly tripled to $1.3 million, compared to $439,000 in the previous year's second quarter. Basic earnings (income before net gains and extraordinary items) increased to $0.11 per share, from $0.04 per share in the second quarter last year. Revenues grew 45 percent to $9.7 million, compared to $6.7 million during the 1997 second quarter. FFO of $2.6 million, or $0.195 per share, more than doubled from FFO of $1.2 million, or $0.12 per share a year ago.

For the first six months of 1998, the Trust reported net income of $2.6 million, or $0.195 per share, on revenues of $18.2 million, and FFO of $4.9 million, or $0.375 per share. For the first six months of 1997, the company reported net income of $0.8 million or $0.08 per share, on revenues of $12.6 million, and FFO of $2.3 million, or $0.22 per share.

"For the second consecutive quarter, we exceeded expectations as our growing portfolio, with consistently high occupancy rates of 93 percent, continued to generate stronger financial and operating results from a year ago," said Leonard G. Levine, President of Banyan. "With our new acquisitions so far in 1998, all in markets with strong economic growth, and consistent positive operations at the existing properties, we are again revising our estimated 1998 FFO upward to a range of $0.75 to $0.76 per share to reflect our confidence in continued portfolio performance and growth going forward."

TWO NEW ACQUISITIONS ANNOUNCED IN SECOND QUARTER
------------------------------------------------

During the second quarter, Banyan acquired six multi-tenant office properties located in Orlando and Winter Park, Florida, Bensenville, Illinois, in west suburban Chicago, plus a third property in Norcross, Georgia, for a total consideration of $32 million. The properties totaled approximately 444,000 net rentable square feet, representing a 15 percent increase in square footage of the Trust's overall portfolio.

The Orlando and Winter Park acquisitions consist of four multi-tenant office properties, or a total of sixteen buildings, consisting of approximately 291,000 square feet. The $23.3 million purchase price equates to a rate of 10.25 percent on net operating income for the full year 1999. Occupancy at the combined properties was 92 percent at June 30, 1998.

In Norcross, Banyan purchased Avalon Ridge Business Park, consisting of two single-story office buildings with a total of 57,400 net rentable square feet, for approximately $4.3 million, or a capitalization rate of 11 percent on net operating income. Currently, Avalon Ridge is 100 percent leased. Finally, in Bensenville, just west of Chicago, the Trust acquired Tower Lane Business Park, two single-story office buildings containing approximately 95,900 net rentable square feet, for a total of $5.2 million, or a capitalization rate of 12 percent on net operating income. The buildings were 92 percent occupied at June 30, 1998.

PORTFOLIO PERFORMANCE - SECOND QUARTER RENTAL INCOME UP 40 PERCENT
------------------------------------------------------------------

Rental income from the Trust's portfolio increased 40 percent to $8.4 million, compared to $6.0 million during the same period a year ago, reflecting the addition of twelve properties acquired since the end of last year's second quarter. Total property operating expenses as a percent of total revenue decreased to 33 percent in the second quarter of 1998 from 39 percent for the same period the previous year.

BALANCE SHEET, MARKET VALUE AND LIQUIDITY
-----------------------------------------

At June 30, 1998, total assets at net book value were approximately $200 million. The debt to total market capitalization ratio was 58.7 percent, based on a total market capitalization of $225.6 million. EBITDA (earnings before interest, tax, depreciation and amortization) was $ 5.3 million, up 18% from the first quarter. EBITDA coverage ratio for the second quarter was 2.23. The Trust had $132.5 million of total debt outstanding as of June 30, 1998.

As previously announced, the Trust in the second quarter finalized a financing with The Capital Company of America LLC (CCA), formerly known as Nomura Asset Capital Corporation, including a permanent debt financing of $53.6 million and a $25 million revolving acquisition line of credit to replace the Trust's previous acquisition line of credit. The debt under this facility has a 10-year term at an interest rate set at 6.97 percent, amortized over 26 years. Proceeds of the CCA permanent debt financing were used to retire certain permanent debt scheduled to mature within the next two years and to repay amounts borrowed under the CCA line and the revolving line with a previous lender, which was not renewed.

The new line of credit has an initial term of 24 months at a rate of LIBOR plus 2.00 percent and can be extended for one additional year for a fee of
0.50 percent of the $25 million facility.

QUARTERLY CASH DISTRIBUTION AND FUNDS AVAILABLE FOR DISTRIBUTION (FAD)
----------------------------------------------------------------------

On July 6, Banyan declared a quarterly cash distribution of $0.12 per share for the second quarter ended June 30, 1998. The distribution is payable August 21, 1998 to shareholders of record as of July 21, 1998. In the first quarter of 1998, the distribution was increased from the previous quarterly distributions of $0.10 per share, based on the Trust's increased levels of FFO.

Funds Available for Distribution (FAD) totaled $2.1 million for the three months ended June 30, 1998, or $0.16 per share.

SHAREHOLDERS APPROVE AMENDMENTS TO THE TRUST'S GOVERNING DOCUMENTS ENHANCING FUNDING ABILITY
------------------------------------------------------------------

On July 23, 1998 shareholders voting at the Trust's annual meeting approved certain amendments to the Trust's governing document that the Trust feels will increase its financing options. Among other proposals, the shareholders approved eliminating a requirement that the Trustees consider terminating the Trust by March, 2001.

"We believe this key vote by shareholders will provide a springboard to allow for continued growth of our portfolio, by increasing our ability to attract additional capital through a follow on offering and pursue our long term business plan of both through internal and external growth," Mr. Levine said.

OUTLOOK
-------

Mr. Levine added, "With our acquisitions completed through the first half of 1998, along with potential acquisitions in the pipeline, we are moving toward our targets for the year. Still, we are continuing to examine additional opportunities in both our existing markets, as well as others experiencing strong economic growth. These include some markets in the Western U.S., including California, Salt Lake City, Las Vegas and Denver, as well as the northeast. We believe there remains significant opportunity to continue our portfolio growth through the continued acquisition of mid-size office and flex-industrial properties where we compete principally with the private sector, giving us the ability to increase income and property value through improved rental rates and increased occupancy."

Banyan Strategic Realty Trust is a diversified equity Real Estate Investment Trust (REIT) with a portfolio that includes primarily flex/industrial and suburban office buildings, as well as retail and residential properties. The Trust's current portfolio consists of 30 properties totaling 3.4 million rentable square feet and 864 apartment units. The properties are located in major metropolitan areas and mid-to-small second tier markets primarily in the Midwest and Southeast United States. Currently, the Trust has 13,306,735 shares of beneficial interest outstanding.

Some of the statements contained in the foregoing are forward-looking statements. Words such as "believes," "intends," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements which are subject to a number of risks and uncertainties, including, among other things, general real estate investment risks, lack of operating history associated with recent acquisitions, potential inability to repay or finance indebtedness at maturity, increases in interest rate, competition for property acquisitions, adverse consequences of failure to qualify as a REIT, and possible environmental liabilities. Actual results could differ materially from those projected in these forward-looking statements. Reference is made to the annual report on Form 10-K filed by the Trust, specifically under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting the Trust's Business Plan" for a more complete discussion of these risk factors. The Trust undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

           See Banyan's Website at http://www.banyanreit.com for complete company information.

   For further information regarding Banyan free of charge via fax, dial 1-800-PRO-INFO and enter "BSRTS."


                      Financial Tables to Follow

BANYAN STRATEGIC REALTY TRUST
ADD 4
                                          Selected Financial Data
                               (Dollars in Thousands, except per share data)
                                                           Three Months Ended         Year Ended
                                                           6/30/98          6/30/97    12/31/97
                                                          ---------        ---------  ----------
Total revenue . . . . . . . . . . . . . . . . . . . . .    $  9,657         $  6,747    $ 28,785
Recovery of losses on loans, notes and interest
  receivable. . . . . . . . . . . . . . . . . . . . . .       --               --            161
Operating expenses. . . . . . . . . . . . . . . . . . .      (8,057)          (6,183)    (25,664)
                                                           --------         --------    --------
Operating income. . . . . . . . . . . . . . . . . . . .       1,600              564       3,282

Minority interest in consolidated
  partnerships. . . . . . . . . . . . . . . . . . . . .        (182)            (145)       (590)

Income of real estate ventures. . . . . . . . . . . . .       --                  20          37
Net gain on disposition of investment in
  real estate, disposition of investment in
  real estate venture and disposition of
  partnership interest. . . . . . . . . . . . . . . . .       --               --            881
Extraordinary item, net of minority interest. . . . . .        (141)           --            (64)
                                                           --------         --------    --------
Net income. . . . . . . . . . . . . . . . . . . . . . .    $  1,277         $    439    $  3,546
                                                           ========         ========    ========
Earnings per share of Beneficial Interest - Basic:
  Income before Net Gains and
    Extraordinary Item. . . . . . . . . . . . . . . . .    $   0.11         $   0.04    $   0.24
  Net Income. . . . . . . . . . . . . . . . . . . . . .    $   0.10         $   0.04    $   0.32
                                                           ========         ========    ========
Earnings per share of Beneficial Interest -
 Assuming Dilution:
  Income before Net Gains and
    Extraordinary Item. . . . . . . . . . . . . . . . .    $   0.10         $   0.04    $   0.24
  Net Income. . . . . . . . . . . . . . . . . . . . . .    $   0.09         $   0.04    $   0.32
                                                           ========         ========    ========




                                    Selected Financial Data - Continued

                                                           Three Months Ended         Year Ended
                                                           6/30/98          6/30/97    12/31/97
                                                          ---------        ---------  ----------
FUNDS FROM OPERATIONS

Net income. . . . . . . . . . . . . . . . . . . . . . .    $  1,277         $    439    $  3,546
PLUS:
Depreciation expense. . . . . . . . . . . . . . . . . .       1,149              781       3,277
Depreciation included in operations of
  real estate ventures. . . . . . . . . . . . . . . . .       --                   7          15
Lease commission amortization . . . . . . . . . . . . .          85               54         208

LESS:
Minority interest share of deprecation
  expense . . . . . . . . . . . . . . . . . . . . . . .         (72)             (66)       (254)
Minority interest share of lease
  commission amortization . . . . . . . . . . . . . . .          (8)              (6)        (21)
Recovery of losses on loans, notes
  and interest receivable . . . . . . . . . . . . . . .       --               --           (161)
Franchise tax fees accrued. . . . . . . . . . . . . . .          14               13          50
Net gain on disposition of investment
  in real estate, disposition of
  investment in real estate venture
  and disposition of partnership interest . . . . . . .       --               --           (881)
Extraordinary item, net of minority interest. . . . . .         141            --             64
                                                           --------         --------    --------
Funds from operations . . . . . . . . . . . . . . . . .    $  2,586         $  1,222    $  5,843
                                                           ========         ========    ========


BANYAN STRATEGIC REALTY TRUST
ADD 5

                                           % OF                        % OF                         % OF
                            6/30/97       TOTAL        12/31/97        TOTAL         6/30/98        TOTAL
                           --------      --------      --------      --------       --------      --------

ALABAMA . . . . . . .             0         0.00%       233,200         8.11%        233,200         6.77%
FLORIDA . . . . . . .       428,200        16.76%       428,200        14.89%        719,300        20.87%
GEORGIA . . . . . . .       432,400        16.92%       488,600        16.98%        671,000        19.47%
ILLINOIS. . . . . . .       502,900        19.68%       502,900        17.48%        598,800        17.38%
KENTUCKY. . . . . . .       900,200        35.23%       900,200        31.29%        900,200        26.12%
TENNESSEE . . . . . .             0         0.00%        87,800         3.05%         87,800         2.55%
WISCONSIN . . . . . .       235,800         9.23%       235,800         8.20%        235,800         6.84%
WASHINGTON, DC. . . .        55,900         2.18%             0         0.00%              0         0.00%
                          ---------      --------     ---------      --------      ---------      --------
TOTAL SQUARE FT . . .     2,555,400       100.00%     2,876,700       100.00%      3,446,100       100.00%
                          =========      ========     =========      ========      =========      ========

OHIO. . . . . . . . .           350        28.83%             0         0.00%              0         0.00%
OKLAHOMA. . . . . . .           864        71.17%           864       100.00%            864       100.00%
                          ---------      --------     ---------      --------      ---------      --------
TOTAL APARTMENT UNITS         1,214       100.00%           864       100.00%            864       100.00%
                          =========      ========     =========      ========      =========      ========

